UNITED STATES SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of earliest event reported: September 19, 2013

ALAS AVIATION CORP.
 (Exact name of registrant as specified in its charter)

Delaware
 (State or other jurisdiction of incorporation)

000-28562	94-2857548
(Commission File Number)	(I.R.S. Employer
Identification No.)

4002 Highway 78, Suite 530-324, Snellville, GA  30039
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (404) 891-1118

               (fka LMK Global Resources, Inc.)
2741 Lemon Grove Ave, Lemon Grove, CA 91945
 (Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) Appointment of Certain Officers.

On September 19, 2013, our board of directors appointed Franklin Darrell Richardson as Chief Operating Officer of Alas Aviation Corp. (the “Company”) to serve until his earlier resignation or removal. The Company sees the appointment of Mr. Richardson as a key component to the execution of Alas’ business plan, adding management expertise, focus and depth to its operations. Alas also intends to appoint Mr. Richardson to serve as the Chief Executive Officer the Company’s next acquired regional commuter airline.

Franklin Darrell Richardson, 67, Mr. Richardson has been appointed by the board of directors to serve as the Company’s Chief Operating Officer.  He is a seasoned professional with over forty years of experience in the transportation and aviation industries where he has served in several senior executive positions.

Mr. Richardson started his career in 1968 under the guidance of the senior management of Piedmont Airlines and in 1984 with the acquisition of Henson (Piedmont) Airlines; he was selected to head up technical operations at their new company. He was responsible for the introduction of the first Dash 8 aircraft into the United States and served on several committees at the manufacture and also chaired the maintenance review board working with both the Canadian and United States regulatory agencies.

When the merger of Piedmont and US Air was announced, Continental Airlines recruited Mr. Richardson where he served on the consolidation team that created Continental Express (“CEX”). In his role at CEX he was responsible for technical and Federal Aviation Administration (“FAA”) & regulatory interface. The team worked with the FAA to merge four regional airlines into one airline based in Houston, Texas. They also started Air Mike Express in Guam.

In the early 1990’s Mr. Richardson was recruited by Phoenix Airline Services based in Atlanta, Georgia (“PAS”), to serve as Vice President. PAS owned and operated two airlines operating as Northwest Airlink based in Memphis and Minneapolis. A third airline was an independent airline based in Chicago. A year later he was promoted to Senior Vice President of Operations and was responsible for the day-to-day operation of the airlines. He successfully merged the two Northwest Airlink airlines into one and later the name was changed to Pinnacle Airlines, one of the largest regional airlines in the country which is now owned by Delta Airlines. The third airline, Chicago Express was sold to ATA Airlines.

In late 1995 Mesaba Airlines selected Mr. Richardson, to serve as Chief Operating Officer. In early 1998, in recognition of the successful introduction of two new airliner types to the fleet (the Saab 340 and the Avro RJ-85 jet) and while excellent operating performance, Mesaba Airlines was presented with the Air Transport World “Regional Airline of the Year Award” under Mr. Richardson’s leadership. Mesaba grew from fifty-five to one hundred and ten aircraft during his four plus-year tenure.

At the end of 1999 he was recruited by the Carlyle Group in Washington, DC serve as Executive Vice President of Piedmont Hawthorne Aviation (“PHA”), which at time was the second largest Fixed Base Operations (“FBO”) group in the world with thirty-six locations. PHA was also the largest private Beech Aircraft dealer in the world. They operated eleven Maintainence Repair and Operations (“MRO”) facilities and were authorized service centers for Saab, Embraer, Beech, Falcon and Gulfstream. They also operated major shop facilities for landing gear, props, Auxiliary Power Units (“APU’s”) and avionics. PHA purchased Associated Air Center in Dallas; a Boeing BBJ completion center and Standard Aero Engine Service Center. One of the divisions was the charter division. It was made up of two groups: the Federal Aviation Regulations (“FAR”) Part 135 corporate and the commercial FAR Part 121 airline. The FAR 135 division operated over fifty aircraft under both owned and managed programs. They operated a corporate shuttle program for Wachovia Bank that was headquartered in Winston-Salem.

The FAR 121 division operated as Pace Airlines, which he grew to become one of the top charter airlines in world. In three years Mr. Richardson grew the airline from four B737s to seventeen B737s and four B757s.  The airline had contracts to transport over twenty NBA, NHL and MLB professional sports teams. They were NBA teams; New York Knicks, Boston Celtics, Washington Wizards, Charlotte Hornets, Atlanta Hawks, Chicago Bulls, Minnesota Timberwolves, Denver Nuggets, Phoenix Suns, Memphis Grizzlies and Dallas Mavericks. NHL teams; New York Rangers, Washington Capitals, Boston Bruins, Atlanta Thrashers, Carolina Hurricanes, Phoenix Coyotes, Los Angeles Kings, Minnesota Wild, Colorado Avalanche and Tampa Bay Lightning. Major League Baseball teams; Oakland Athletics and the San Diego Padres. In addition the airline had contracts with over forty university teams including such schools as Duke, UNC, NC State, Wake Forest, Michigan, Texas, Miami, Clemson, Virginia, Notre Dame, Maryland, Georgia, etc. Pace was the largest provider of transportation for the NCAA. The third sports division was NASCAR. Pace had contracts to provide transportation to carry several teams each week. The airline also had contracts to carry several VIP entertainers including Billy Joel, Bruce Springsteen, John Travolta, Oprah Winfrey and government agencies including the White House Press Corp, Marshall Service and ICE. In addition PHA operated corporate shuttles for Dow Chemical and RJ Reynolds using all first class B737s. In 2001 Pace signed a contract to provide six B737s to My Travel of Europe operating a scheduled service program from six United States cities to six Caribbean locations. They operated a hub system based in Sanford-Orlando Florida. By 2004 the airline operated over 10,000 charters to twenty-five countries around the world. The company was sold in late 2002 but Mr. Richardson continued to serve as President and CEO until early 2005. Over the next five years he worked as a consultant to the aviation industry traveling between the United States and Europe.

In 2010 Mr. Richardson was recruited by InterIsland Aviation Services Group in the Turks and Caicos Islands, BWI and was appointed Chief Executive Officer. IISG owns and operates the following:

❑           Air Turks & Caicos Airlines -the national flag carrier.
❑           Provo Air Center - FBO which provides fuel for the airlines and corporate customers operating into the islands.
❑           Flight Support LTD - ground handler services to all the major airlines serving the islands.
❑           Caribbean Air Maintenance Services – Maintenance repair station that provides maintenance to the airlines serving the islands.
❑           Agency Services – Operates as UPS for the islands.

In February 2011 Mr. Richardson was recruited by Victory Park Capital of Chicago to serve as Chief Restructuring Officer in the bankruptcy case of Gulfstream International Airlines located in Fort Lauderdale, Florida. Victory Park Capital purchased GIA on May 6, 2011 and appointed Mr. Richardson to serve as Chief Executive Officer. With a handful of former Gulfstream employees and a fleet of small 19 seat aircraft, Mr. Richardson charted a course for the new airline that got the attention of the aviation industry including Air Transport World Magazine which in June 2012 published a feature story, “Propelled for Change”, about Silver Airways and the man and his goal to build “the dream airline.”

Mr. Richardson’s bold plan included the rebranding of the company, the selection of a new aircraft fleet, a new management team, a major expansion of the Bahamas routes which he called “take back the Bahamas,” a new crisscross approach to the Florida markets, finding a new home for their Technical Operations Team to replace their Fort Lauderdale facility that was scheduled to be demolished, relocating to a new corporate headquarters office, creation of two new hub operations aligned with two major airlines, build a new SOC center, achieve top of the industry operational performance and win “ATW’s Regional Airline of the Year Award.” Mr. Richardson’s first step was the recruitment of one of the best management teams ever assembled when he reached out and re-staffed the executive team with veterans from such airlines as Delta, Continental, United, Air Tran, Northwest, U.S. Air and Piedmont, which he blended with a handful of existing members of the executive team. The Dream Team was complete. Mr. Richardson selected David Hedley-Noble, President and CEO, of Aerobrand of New York to develop the new brand and corporate image which was unveiled on December 15, 2011 featuring a logo derived from spinning propeller blades, and a palette of silver and grey, contrasted against fuchsia-colored engines. The next step was the selection of a new aircraft type that was larger and faster than the existing fleet with full cabin class service. He selected the Saab 340BPlus. His next step was to focus on routes and schedules. The first change came early in the growth of flights between Florida and the Bahamas. As new aircraft were delivered and enter service flights grew and passengers responded. The old Gulfstream was a large provider of flights between Florida and the Bahamas but Silver quickly became the largest provider of flights and to more locations in the Bahamas than any other United States based airline. Silver’s traffic to the Bahamas was up 63% year over year and by the summer of 2012 had system wide traffic up 150%. He also established a walkup fare for local residents of the Bahamas allowing them to fly at a deeply discounted fare using empty seats. With the Bahamas squarely in his court, he turned his attention to the Florida market. Adding new cities and flights that crisscrossed the state, Silver now is the largest provider of flights and cities in the state of Florida. In August 2012, Silver established a new hub at Washington Dulles International Airport operating under a codeshare agreement with United Airlines. On October 1, 2012 Silver established its second hub in sixty days with their Atlanta Hartsfield International Airport hub with an interline agreement with Delta Airlines. Both new hubs are operated with the new Saab 340BPlus aircraft.

In the first twenty months the airline opened service to twenty-five new airports across the United States and more than doubled its daily number of flights. In April
2012, Silver moved its maintenance operation from Fort Lauderdale to Gainesville, Florida to a new 61,000 sq. ft. facility creating one hundred new jobs in the Gainesville area.

In late December 2012, Mr. Richardson announced that he was retiring from the active role of Chief Executive Officer but would continue to serve on the Board of Directors of the Company. In February 2013, Air Transportation World announced that Silver Airways was selected as “ATW’s Regional Airline of the Year” fulfilling Mr. Richardson’s last goal. No first year airline had ever won this prestigious award. In twenty short months, Mr. Richardson created an airline, which started with pieces of bankrupt Gulfstream International Airlines to become the number one regional airline in the world. He had a dream and made it come true.

Mr. Richardson served on the Board of Directors of Silver Airways and the Regional Airline Association. He is a past member of the President’s Council of the Regional Airline Association and past board member of the National Air Carrier Association, Pace Airlines and Associated Air Center. His education includes an undergraduate degree in engineering (BSEE) and a MBA in International Business & Finance from the University of Miami at Coral Gables, Florida.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 19, 2013

ALAS AVIATION CORP.

By:	/s/ Arnold B. Leonora
Arnold B. Leonora, President